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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 22, 1999 relating to the financial statements of XCare.net, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Broomfield, Colorado
January 11, 2000